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                                                                     EXHIBIT 8.1

                            ANDREWS & KURTH L.L.P.

                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                  ATTORNEYS
                        1701 PENNSYLVANIA AVENUE, N.W.
OTHER OFFICES:                    SUITE 200
   HOUSTON               WASHINGTON, D.C. 20006-5805
   DALLAS                                              TELEPHONE: (202) 662-2700
 LOS ANGELES                                          TELECOPIER: (202) 662-2739
  NEW YORK                                                   TELEX:  79-1208
THE WOODLANDS
   LONDON


                                August 14, 1996


Aames Capital Corporation
3731 Wilshire Boulevard, 10th Floor
Los Angeles, California  90010

          Re:      Aames Capital Corporation
                   Registration Statement on Form S-3



Ladies and Gentlemen:

          We have acted as counsel to Aames Capital Corporation, a California corporation (the "Sponsor"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $1,500,000,000 aggregate principal amount of mortgage pass-through certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Certificates. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Sponsor, a trustee and a servicer to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" and the "Servicer" for such Series, respectively).

          We have examined the prospectus contained in the Registration Statement (the "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purpose of this opinion.

          In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement will be duly authorized by all necessary corporate action on the part of the Sponsor, the Trustee, the Servicer and any other party thereto for the related Series of Certificates and will be duly executed and delivered by the Sponsor, the Trustee, the Servicer and any other party thereto substantially in the form filed as an exhibit to the Registration Statement, that the Certificates of each Series will be duly executed and delivered substantially in the forms set forth in the form of Pooling and Servicing Agreement filed as an exhibit to the Registration Statement and that Certificates will be sold in the manner described in the Registration Statement.
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Aames Capital Corporation
August 14, 1996
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          As counsel to the Sponsor, we have advised the Sponsor with respect to certain federal income tax aspects of the proposed issuance of each Series of Certificates after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

          This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other forms of documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus contemplates Series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Federal Income Tax Consequences" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Sincerely,


                                        /s/ ANDREWS & KURTH L.L.P.